SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934


Filed by the Registrant   [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[ x ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12
[   ] Confidential for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

                          American Bancorporation
             (Name of Registrant as Specified In Its Charter)

                          American Bancorporation
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ x ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.
[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
      and 0-11.



                          AMERICAN BANCORPORATION
                        1025 Main Street - Suite 800
                       Wheeling, West Virginia 26003


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 15, 1996

To The Shareholders of American Bancorporation:

    The Annual Meeting of Shareholders of American Bancorporation, an Ohio Corporation (the "Company"), will be held Wednesday, May 15, 1996, at the Hawley Building, 1025 Main Street, Suite 800, Wheeling, West Virginia, at 10:00 A.M. (E.D.S.T.) for the following purposes:

     1. To fix the number of positions for director at 9, with 2 vacancies that may be filled by the Board of Directors;

     2. To elect Jay T. McCamic and Robert C. Mead directors for a three year term.

     3. To consider and act upon any other matter which may properly come before the meeting and any postponements or adjournments thereof, including matters which the Board of Directors did not know would be presented at the Annual Meeting a reasonable time before this solicitation.

  The Board of Directors of the Company has fixed the close of business on March 29, 1996 as the record date for the determination of the shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books will not be closed.

  All shareholders are cordially invited and urged to attend the Meeting. PLEASE SIGN, DATE AND RETURN THE PROXY EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. Upon your arrival your proxy will be returned to you, if you desire to revoke it or vote in person. Your attendance in person is encouraged, but should anything prevent your attendance in person, your presence by proxy will still allow your shares to be voted.

By Order of the Board of Directors


Brent E. Richmond, Secretary
April 10, 1996


                     AMERICAN BANCORPORATION PROXY STATEMENT

The Proxy Statement is furnished in connection with the solicitation of the accompanying Proxy on behalf of the Board of Directors of American Bancorporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the time and place and for the purposes set forth in the foregoing Notice of the Meeting. A shareholder giving a proxy may revoke it at any time before it is exercised by delivering to the Secretary of the Company, at the address set forth in the Notice of the Meeting, a letter signed by the record holder of the common stock indicating the proxy is revoked. All proxies will be voted in accordance with instructions thereon. ANY PROXY UPON WHICH NO INSTRUCTION HAS BEEN INDICATED WILL BE VOTED "FOR" THE SPECIFIC MATTERS SET FORTH IN THE FOREGOING NOTICE OF THE MEETING AND, AT THE DISCRETION OF THE PERSONS NAMED
IN THE PROXY, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
ANNUAL MEETING. The solicitation is being made by use of the mails and the cost thereof will be borne by the Company. In addition to the solicitation by the use of the mails, proxies may be solicited personally by telephone or telegraph by regular employees of the Company or its Subsidiaries without extra remuneration. Banks, brokers, custodians, nominees and fiduciaries may be required to forward proxies and proxy soliciting material to their principals and in so doing, the Company will reimburse them for the expenses.

              VOTING SECURITIES AND PRINCIPAL OWNERS THEREOF
As of the close of business on March 29, 1996, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, the Company had outstanding 1,564,837 common shares. Each of such shares entitles the holder of record to one vote on each matter submitted to shareholders of the Company including the election of directors. However, under the laws of Ohio applicable to shareholders meetings, notice in writing may be given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for holding a meeting of shareholders for the purposes of electing directors, that the shareholder desires that the voting at such election be cumulative, and provided an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of such shareholder, then each holder of common shares shall have cumulative voting rights in the election of directors. Under cumulative voting, each shareholder is entitled to as many votes as are equal to the number of shares such shareholder owns multiplied by the number of directors to be elected. The shares thus accumulated may be voted among any number of nominees instead of being spread ratably among as many nominees as there are vacancies to be filled. The shareholders present in person or by proxy at any meeting for the election of directors must represent at least one third of the outstanding shares of the Company for that purpose.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Listed in the following table are the persons known to own beneficially more than 5% of the voting stock of the Company and the number of shares owned by directors and executive officers as a group. Any voting stock owned by directors and director nominees are disclosed under Nominees, Directors and Executive Officers.

Security Ownership of Certain Beneficial Owners and Management
    Title        Name and                                       Percent
    of           Address of          Amount of   Nature of         of
    Class        Beneficial Owner    Ownership   Ownership       Class

A)  DIRECTORS:
    Common       Jeremy C. McCamic     173,713    Direct          11.10
    stock         56 Fourteenth St.     78,221    Indirect (1)     5.00
                  Wheeling, WV  26003
    Common       Jolyon W. McCamic      98,927    Direct           6.32
    stock         56 Fourteenth St.      2,804    Indirect (1)     0.18
                  Wheeling, WV  26003

B)  ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP:
    (10 persons, including Jeremy C.   455,919                    29.14%
    McCamic & Jolyon W. McCamic)

(1) Includes, where applicable, shares owned by the spouse, children and certain other relatives of the beneficial owner, director, nominee or officer, as well as shares held by trusts of which the person is a trustee or in which he has a beneficial interest. Unless otherwise indicated, the beneficial owner has the sole voting and investment power relative to the securities.


              PROPOSAL NO. 1:  TO FIX THE NUMBER OF DIRECTORS AT 9
It is intended that the proxies will be voted for the election of two nominees as indicated in Proposal No. 2, for a total of seven directors. The Company, however, believes it is in its best interest to provide for two additional vacancies on the Board in order to permit qualified additions to the Board of Directors, if the need arises in the future. Under present Company Code of Regulations, this would only be possible by holding a Special Meeting of Shareholders, unless the authority is delegated to the Board of Directors at this time. The Company has no present nominees for the additional directorships. Any vacancy would be filled for a term of office only until the next Annual or Special Meeting of Shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, which must represent at least one third of the outstanding shares of the Company, is required for the approval of the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


              PROPOSAL NO. 2:  TO ELECT TWO NOMINEES AS DIRECTORS
It is intended that the proxies will be voted for the election of two nominees listed in the following tabulation. Nominees Jay T. McCamic and Robert C. Mead shall hold office for a three year term ending in 1999. Incumbent Directors Jeremy C. McCamic and Jolyon W. McCamic hold a term of office expiring in 1997 and Jack O. Cartner, Paul W. Donahie and John J. Malik, Jr. hold a term of office expiring in 1998.

Any vacancies occurring in the Board of Directors, regardless of the term, shall be filled by the Board of Directors to serve only until the next annual or special meeting of shareholders. If any nominee shall be unable to serve, the proxy may be voted with discretionary authority for a substitute. The Board of Directors has no reason to believe that any nominee will become unavailable to serve.

Shareholders may withhold authority to vote for any individual nominee by striking through the nominees name on the proxy card. Any proxy which is not so marked to withhold authority or struck through shall be deemed to be a vote for such nominee. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, which must represent at least one third of the outstanding shares of the Company, is required for the approval of the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS  PROPOSAL.



                   NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS
Certain information concerning nominees for Director, incumbent Directors, and Executive Officers of the Company is set forth in the following table. All Directors and Executive Officers have a term of office from one to three years and one year, respectively. All directors have been directors for one or more years, with the exception of nominee Jay T. McCamic. In June, 1995 the Board of Directors appointed Jay T. McCamic to fill a vacancy, as provided by Shareholders at the prior Annual Meeting of Shareholders. There are no family relationships between any of the persons named, except Jeremy C. McCamic and Jolyon W. McCamic are brothers and Jeremy C. McCamic is the father of Jay T. McCamic. Except as otherwise indicated each of the persons has been employed by his current employer for the preceding five years.

A.) NOMINEES FOR A THREE YEAR TERM ENDING IN 1999:
                                Principal Occupation                         Amount of           Nature of     Percent
Name                   Age      Other Directorships (3)                      Ownership           Ownership     of Class
Jay T. McCamic           40     Director of Wheeling National Bank            38,856               Direct        2.36
Director since 1995             (subsidiary of the Company); partner with        428               Indirect        (2)
                                McCamic & McCamic, a law firm with
                                offices in Wheeling, West Virginia

Robert C. Mead           57     Chief Operating Officer of the Company;        4,400               Direct          (2)
Director since 1994             Director, President and Chief Executive
                                Officer of American Mortgages, Inc. since
                                1994 (a subsidiary of the Company); formerly
                                President and Chief Executive Officer of the
                                Buckeye Savings Bank, Bellaire, Ohio


B.) INCUMBENT DIRECTORS WITH A TERM ENDING IN 1997:

Jeremy C. McCamic        67     Chairman of the Board and Chief              173,713               Direct       11.10
Director since 1983             Executive Officer of the Company; Chairman    78,221               Indirect (1)  5.00
                                of the Board of Wheeling National Bank
                                and American Mortgages, Inc. (subsidiaries
                                of the Company); Senior Partner with McCamic
                                & McCamic, a law firm with offices in Wheeling,
                                West Virginia

Jolyon W. McCamic        64     Director and Vice Chairman of the Board        98,927              Direct        6.32
Director since 1988             of the Company; Vice Chairman of the            2,804              Indirect (1)    (2)
                                Board of Wheeling National Bank and Director
                                of American Mortgages, Inc. (subsidiaries of
                                the Company); partner with McCamic &
                                McCamic, a law firm with offices in Wheeling,
                                West Virginia

C.) INCUMBENT DIRECTORS WITH A TERM ENDING IN 1998:

Jack O. Cartner          64     Director of Wheeling National Bank             25,640              Direct        1.64
Director since 1985             (a subsidiary of the Company); President
                                and Chief Executive Officer of Motrim, Inc.,
                                an equipment manufacturing firm in
                                Cambridge, Ohio

Paul W. Donahie          61     President of the Company;                      15,604              Direct        1.00
Director since 1983             Director, President and Chief Executive            72              Indirect (1)    (2)
                                Officer of Wheeling National Bank
                                and Director of American Mortgages, Inc.
                                (subsidiaries of the Company)

John J. Malik, Jr.       68     Director Emeritus of Wheeling National         15,753              Direct        1.01
Director since 1984             Bank (a subsidiary of the Company); Probate       451              Indirect (1)    (2)
                                Court Judge, Belmont County, Ohio


NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS - CONTINUED

D.) NON DIRECTOR EXECUTIVE OFFICERS:

                                Principal Occupation                         Amount of           Nature of     Percent
Name                   Age      Other Directorships                          Ownership           Ownership     of Class

Brent E. Richmond        33     Executive Vice President, Secretary/           2,500               Direct          (2)
                                Treasurer and Chief Financial
                                Officer of the Company; Chief Financial
                                Officer of Wheeling National Bank (a
                                subsidiary of the Company)

John E. Wait             52     Director, Executive Vice President and Senior    550               Direct          (2)
                                Lending Officer of Wheeling National Bank
                                since 1996 (a subsidiary of the Company); formerly
                                President and Chief Executive Officer of Columbus
                                National Bank (a former subsidiary of the Company);
                                prior thereto, President and Chief Executive Officer
                                of The Central Trust Co., Newark, Ohio

Gail D. Haun             42     President of American Bancdata                     0
                                Corporation (a subsidiary of the Company)


<F1>
(1) Includes, where applicable, shares owned by the spouse, children and certain other relatives of the beneficial owner, director, nominee or officer, as well as shares held by trusts of which the person is a trustee or in which he has a beneficial interest. Unless otherwise indicated, the beneficial owner has the sole voting and investment power relative to the securities.

<F2>
(2) Less than one percent.

<F3>
(3) Columbus National Bank was merged into Wheeling National Bank on
    March 29, 1996.


                      BOARD OF DIRECTORS AND ITS COMMITTEES
a)  Nominating
    The Board of Directors of American Bancorporation has a standing Nominating Committee consisting of Jeremy C. McCamic and Paul W. Donahie. Members of the Nominating committee are appointed annually by the Board of Directors. The Nominating Committee of American Bancorporation recommends to the Board of Directors, Nominees for election as Directors and considers performance of incumbent Directors. The Nominating Committee held one meeting during the period since the last Annual Meeting. The Nominating Committee will consider Nominees recommended by shareholders on written request describing the qualifications and business experience, sent to the attention of Brent E. Richmond, Secretary of the Company.

b)  Audit
    The Board of Directors of American Bancorporation has a standing Audit Committee consisting of Jack O. Cartner and John J. Malik, Jr. Members of the Audit committee are appointed annually. During 1995, the Committee held one meeting. The functions of the Committee include: recommendation to the Board of Directors as to engagement or discharge of independent auditors, directing and supervising investigations into matter relating to audit functions, reviewing with independent auditors the plan and results of audit engagements, reviewing the scope and results of the Company's internal auditing procedures, approving each service performed by independent auditors before such services are performed; reviewing the degree of independence of the auditors, considering the range of audit and non-audit fees and the review of the adequacy of the Company's system of internal accounting controls.

c)  Compensation
    The Board of Directors has a standing Compensation Committee consisting of Jack O. Cartner, Paul W. Donahie, and Jeremy C. McCamic. The Committee reviews and recommends to the Board of Directors all remuneration arrangements. The Committee did not hold a meeting during 1995, as the full Board acted in its place.

d)  Full Board
    The Board of Directors held 17 meetings during 1995. There were no directors whose attendance was less than 75% of the total meeting held, including meeting of Committees, during the period for which he had been a director, except Jay T. McCamic, who attended 50% of the meetings.

    The prior Annual Meeting of Shareholders was held May 17, 1995. Shares represented in person and by proxy totalled 730,247 or 46.67% of the shares then outstanding. The following were elected director:

                                Term                Withheld
        Nominee                ending     For       Vote for
      Jack O. Cartner           1998     724,431      5,816
      Paul W. Donahie           1998     724,431      5,816
      John J. Malik, Jr.        1998     724,431      5,816
      Robert C. Mead            1996     724,431      5,816


                         EXECUTIVE COMPENSATION

   a)  Cash Compensation
       The following table sets forth the annual compensation for the Company's Chief Executive Officer and executive officers whose total annual salary exceeds $100,000, as well as the total compensation paid to each individual for the Company's two previous fiscal years:




SUMMARY COMPENSATION TABLE
                                                      Other
                                           Annual     Annual        All Other
Name and                       Salary (1)  Bonus    Compensation   Compensation
Principal Occupation     Year     $          $          $               $
Jeremy C. McCamic        1995        -         -            -       234,875(1)
 Chairman & CEO          1994        -         -            -       226,431(1)
                         1993        -         -            -       210,241(1)

Paul W. Donahie          1995  150,000    45,000        4,620             -
 President & CEO         1994  130,000    20,000        4,137             -
 Wheeling National Bank  1993  125,000     7,500        3,750             -

John E. Wait             1995  110,000    12,320        3,277             -
 President & CEO         1994  104,000    10,000        2,210             -
 Columbus National Bank  1993  100,000     6,000        2,000             -

Brent E. Richmond        1995   90,000    18,000        3,000             -
 Exec. Vice President,   1994   78,000    10,000        2,475             -
 Secretary/Treasurer&CFO 1993   75,000     4,500        2,250             -

Robert C. Mead           1995  100,000     5,000        3,000             -
 President & CEO         1994    8,333 (2)     -            -             -
 American Mortgages, Inc.1993        -         -            -             -


(1) Includes fees for legal, consulting and administrative services rendered by the law firm McCamic & McCamic which totalled $219,675 in 1995, $212,731 in 1994, and $202,541 in 1993. Jeremy C. McCamic is senior partner of the law firm and Chairman and Chief Executive Officer of the Company. Includes director fees which totalled $15,200 in 1995, $13,700 in 1994 and $7,700 in 1993.

(2)  Mr. Mead was employed by American Mortgages, Inc. in December, 1994.


Stock Performance Graph
    The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five year period ended December 31, 1995, as well as an overall stock market index (Nasdaq Stock Market - U.S. Companies) and the Company's peer group index (Nasdaq Bank Stocks):

Graph presented in chart form.

            Comparison of Five Year-Cumulative Total Returns
              Performance Graph for American Bancorporation

Information provided by the Center for Research in Security Prices Produced on 03/11/96 including data to 12/29/95


CRSP Total
Returns Index for:    12/31/90 12/31/91 12/31/92 12/31/93 12/31/94 12/31/95
American Bancorporation 100.0    162.5    202.4    297.4    247.5    438.1
Nasdaq Stock Market
  (US Companies)        100.0    160.5    186.9    214.5    209.7    296.5
Nasdaq Bank Stocks      100.0    164.1    238.9    272.4    271.4    404.3
   SIC 6020-6029,
   6710-6719 US &
   Foreign

Notes:
  A. Monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D.  The index level for all series was set to $100.00 on 12/31/90.


      b)  Compensation Pursuant to Plans
          Except as stated below, the Company does not presently have annuities, options, pension, retirement, incentive, stock purchase, deferred compensation or similar plans for its officers, directors or employees.

Pension Plan and Profit Sharing 401(k) Savings Plan
  The Company maintains a defined benefit Pension Plan. In 1992 the Company amended the Plan to freeze all benefit accruals and fully vest all participants in the benefits accrued to them as of December 31, 1992.

  The value of benefits under the Pension Plan are determined with reference to a ten years certain and life annuity. Actuarially equivalent methods of payment are also available. At December 31, 1995, the most recent valuation date, the actuarial present value of accumulated vested benefits under the Pension Plan was $1,476,327 and the market value of plan assets available for the funding of such benefits was $1,078,502.

  A claim was made against the Plan during 1992 by a former employee (the "Claimant"), alleging additional benefits due him under the Plan. The Administrator of the Plan denied the claim. The Claimant filed an appeal which was also denied by the Administrator. Because a dispute existed over the computation of benefits, the Plan Administrator commenced a civil action in the United States District Court, seeking a declaratory judgment that the determination of the Plan Administrator that additional benefits were not due under the terms of the Plan was correct. The Claimant filed a Motion for Summary Judgment asserting a claim for additional benefits. The District Court granted the Claimant's Motion for Summary Judgment. The Plan Administrator appealed this decision. Prior to the Court ruling on the appeal, all parties agreed as to the method of computing the benefit due the claimant. The Court found that the computation was made pursuant to the pertinent Plan provisions and approved a joint motion by the parties to dismiss the action. As a result, during 1995 the Plan Administrator disbursed $141,135 to the Claimant to settle the aforementioned claim. No amount of the disbursement was recognized in the 1995 statement of operations as the Company recorded a reserve of $500,000 in 1994 to recognize the liability for additional benefits due to Plan participants as determined based on the application of the Court's decision regarding the method of computing benefits to affected Plan participants. The 1994 funded status as per the preceding table omitted the obligation for the additional liability pending the Court's final ruling. The 1995 funded status includes the obligation for the additional benefits due the remaining effected Plan benefits based on the application of the Court's final ruling. Management believes appropriate liabilities, as reflected in the 1995 funded status have been established to recognize the application of the Court's decision and expects to incur no further expense for this situation.

  As of January 1, 1993, the Company initiated a profit sharing 401(k) savings plan. The savings plan permits eligible employees to contribute up to twenty percent of their salary to the plan each year. The plan provides for matching contributions of the Company equal to 50% of employee contributions up to the first 6% of compensation. The Company may, at its discretion, make profit sharing contributions to the plan. Plan participants are fully and immediately vested in Company matching contributions and fully vested in Company profit sharing contributions after 5 years of service. Company matching contributions totalled $67,177 during 1995.

Incentive Plan
  In 1993 the Company implemented an incentive compensation plan for senior management. The primary purpose of the plan is to boost the profitability of the Company and reward the individuals who are primarily responsible for increasing profitability with additional compensation.

  The plan calls for incentive awards to the participants of the plan if certain targeted net income values are achieved. The incentive awards will be linked in a formula to the participants total base salary. Awards range from a minimum of 3% to a maximum of 30%. The plan is not a binding contract and it may be modified by the Board of Directors at any time. Incentive compensation for services performed during 1995 totalled $92,216.

Severance Plan
  The Board of Directors of American Bancorporation have provided that in the event that American Bancorporation or its banking subsidiaries experiences a change in control due to a merger or acquisition, and the President and CEO of the Company or banking subsidiaries are released from service due to said change in control, or within a one year period from the date of said change in control either is not provided an employment opportunity with comparable authority and responsibility with the new company at a salary level equal to their salary level at the time of said change in control and either elects to terminate employment as a result thereof, the surviving institution will pay to either or both an amount equal to twelve (12) months of their base salary as it existed at the time of said change in control.

      c)  Other Compensation
          The Company paid or distributed certain other personnel benefits to Executive Officers during 1995 which in the aggregate did not exceed $25,000 or 10% of the compensation reported in the Cash Compensation table.

      d)  Compensation of Directors
          The Company paid a total of $23,600 in directors fees during 1995. Nonmanagement directors of the parent company receive $300 for each meeting of the Board attended. Bank subsidiaries also compensate directors.

  Columbus National Bank paid $38,600 in directors fees during 1995, including $13,200 to persons who were directors or executive officers of American Bancorporation. Nonmanagement directors receive fees of $200 per meeting of the Board attended. Additionally, members of the Executive and Audit Committees of the Board receive $100 per meeting attended. The Executive and Audit Committees meet monthly.

  Wheeling National Bank paid a total of $43,500 in directors fees during 1995, including $11,400 to persons who were directors or executive offices of American Bancorporation. Nonmanagement directors receive fees of $200 per meeting of the Board attended. Additionally, members of the Executive and Audit Committees of the Board receive $100 per meeting attended. The
Executive and Audit Committees meet monthly.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                      CERTAIN BUSINESS RELATIONSHIPS
                         INDEBTEDNESS OF MANAGEMENT

  Certain of the Officers and Directors of the Company and certain of their associates have been and are customers of one or more of the affiliate banks and have had transactions in excess of $60,000 outstanding during the past fiscal year. Such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transaction with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

             PROPOSAL NO. 3:  OTHER BUSINESS OF THE MEETING
    The Board of Directors is not aware of any matters to come before the meeting other than those stated in the Proxy Statement. In the event that other matters properly come before the meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgement.

                         SHAREHOLDERS PROPOSALS
    The Company intends to hold its annual meeting approximately the same date next year. Any shareholder proposals for consideration by the Company for inclusion in the Company's proxy statement and form of proxy must be made in writing and received by the Company on or before February 3, 1997. All proposals must comply with the terms of Rule 14a-8(a) of the Securities and Exchange Act of 1934.

            RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
  The Company employed the firm of KPMG Peat Marwick LLP as independent certified public accountants to audit the financial statement of the Company for the past fiscal year. The selection of the firm was recommended by the Company's Audit Committee. Representatives of KPMG Peat Marwick LLP will be present at the Meeting of Shareholders with an opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

  The Company does not propose at this time to select or recommend to shareholders the election, approval or ratification of auditors for the current fiscal year. The Company has not selected or recommended auditors at this time to permit its Audit Committee the discretion to make recommendation.

                              Annual Report
    The Annual Report to Shareholders, including financial statements for the Company's fiscal year ended December 31, 1995, has been mailed to all shareholders. The Annual Report is not a part of the proxy soliciting material. Additional copies of the Annual Report are available upon written request to the Company.

                             Form 10-K
THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST TO BRENT E. RICHMOND, TREASURER, AMERICAN BANCORPORATION, 1025 MAIN STREET, SUITE 800, WHEELING, WEST VIRGINIA 26003



PROXY
AMERICAN BANCORPORATION PROXY FOR THE ANNUAL MEETING MAY 15, 1996
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Jeremy C. McCamic, Jolyon W. McCamic and Paul W. Donahie are jointly and severally authorized, with full power of substitution, to represent and vote all common shares of AMERICAN BANCORPORATION at the Annual Meeting of Shareholders to be held Wednesday, May 15, 1996, at the Hawley Building, 1025 Main Street, Suite 800, Wheeling, West Virginia, at 10:00 A.M. (E.D.S.T.) and any adjournment thereof as follows:

    1. FOR   AGAINST   ABSTAIN    To fix the number of positions for director
                                   at 9, with 2 vacancies that may be filled
                                   by the Board of Directors.
    2. FOR   WITHHOLD VOTE FOR    To elect Jay T. McCamic and Robert C. Mead
                                   directors for a three year term.

SHAREHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE BY STRIKING THROUGH THE NOMINEE'S NAME. ANY PROXY WHICH IS NOT MARKED TO WITHHOLD AUTHORITY OR STRUCK THROUGH SHALL BE DEEMED TO BE A VOTE FOR SUCH NOMINEE.

    3. In their discretion to consider and act upon any other matter which may properly come before the meeting and any postponements or adjournments thereof, including matters which the Board of Directors did not know would be presented at the Annual Meeting a reasonable time before this solicitation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS REFERRED TO
AND SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED. ALL PROXIES SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SO INDICATED.

Address Correction Requested  The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement in connection with the annual meeting and executes this Proxy.
                         Date                    , 1996
                                                            (Signature)
                         Date                    , 1996
                                                            (Signature)
                         Please sign exactly as name appears at left
                         (Executors, Administrators, Trustees, etc. should so indicate). If shares are held in more than one name, all registered holders should sign.

PLEASE DATE, SIGN AND MAIL AT ONCE